EXHIBIT 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                    T he certification set forth below is being submitted in connection with the Quarterly Report of Codorus Valley Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

                    L arry J. Miller, the Chief Executive Officer, and Jann A. Weaver, the Principal Financial Officer, of the Company, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2011	/s/ Larry J. Miller
Larry J. Miller
President and CEO
(Principal Executive Officer)

/s/ Jann A. Weaver
Jann A. Weaver
Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)